SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

    Filed by the registrant /X/

    Filed by a party other than the registrant / /

    Check the appropriate box:

    / / Preliminary proxy statement

    /X/ Definitive proxy statement

    / / Definitive additional materials

    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHILLIPS-VAN HEUSEN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        PHILLIPS-VAN HEUSEN CORPORATION
- --------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                         COMMON STOCK, PAR VALUE $1.00
- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

                                      N/A
- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                                      N/A
- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

                                      N/A
- --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

- -------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        PHILLIPS-VAN HEUSEN CORPORATION

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

    The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of Chemical Bank, 270 Park Avenue, Third Floor Auditorium, New York, New York, on Tuesday, June 13, 1995, at 10:00 A.M., for the following purposes:

       (1) To elect four directors of the Company to serve for a term of three years;

       (2) To consider and act upon a proposal to increase the number of shares of Common Stock with respect to which options may be granted under the Company's 1987 Stock Option Plan;

       (3) To consider and act upon a proposal to approve the Company's Performance Restricted Stock Plan;

       (4) To ratify the appointment of auditors for the Company to serve until the next annual meeting of stockholders;

       (5) To consider and act upon a proposal of two stockholders to request the Board of Directors to take the steps necessary to provide that all directors of the Company be elected annually; and

       (6) To consider and act upon such other matters as may properly come before the meeting.

    Only stockholders of record at the close of business on April 17, 1995 are entitled to vote at the meeting.

    Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership, and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,

                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 1, 1995

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        PHILLIPS-VAN HEUSEN CORPORATION
                              -------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 1995
                              -------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the offices of Chemical Bank, 270 Park Avenue, Third Floor Auditorium, New York, New York, on Tuesday, June 13, 1995, at 10:00 A.M., and at any adjournments thereof.

    The principal executive offices of the Company are at 1290 Avenue of the Americas, New York, New York 10104. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was May 1, 1995.

    Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the annual meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. An abstention will have the same effect as a negative vote, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Stockholders of record at the close of business on April 17, 1995 will be entitled to one vote for each share of the Company's common stock (the "Common Stock") then held. There were outstanding on such date 26,656,716 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.

    The rights to purchase shares of the Company's Series A Cumulative Participating Preferred Stock, which automatically trade with the Common Stock, do not vote. Such rights become exercisable, unless they theretofore have been redeemed or have expired, 10 days after a person or affiliated or associated group acquires 20% or more of the Common Stock in a transaction not previously approved by the Company's Board of Directors or commences a tender offer for 30% or more of the Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 17, 1995. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                                    AMOUNT
NAME AND ADDRESS OF                                              BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER                                                    OWNED          CLASS
- --------------------------------------------------------------   ------------    ----------
Vaneton International, Inc.1                                        2,835,794       10.7%
  P.O. Box 3340
  Road Town
  Tortola, British Virgin Islands
Dietche & Field Advisers, Inc.2                                     1,679,400        6.3
  437 Madison Avenue
  New York, New York 10022
The Phillips-Van Heusen Corporation3                                1,675,456        6.3
  Associates Investment Plan
  1290 Avenue of the Americas
  New York, New York 10104
Merrill Lynch & Co., Inc.4                                          1,651,240        6.2
  World Financial Center
  250 Vesey Street
  New York, New York 10281
The Capital Group Companies, Inc.5                                  1,410,000        5.3
  333 South Hope Street
  Los Angeles, California 90071

- ------------

1 Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 2,835,794 shares of Common Stock owned of record by Vaneton International, Inc. Mr. Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Mr. Lee is as of March 22, 1995 and as set forth in a Schedule 13D filed with the Securities and Exchange Commission.

2 Dietche & Field Advisers, Inc. does not have dispositive power as to the shares of Common Stock beneficially owned by it. Information as to the shares of Common Stock beneficially owned by Dietche & Field Advisers, Inc. is as of December 31, 1994 and as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

3 Includes all shares held by the Master Trust relating to both the Company's Associates Investment Plan and its Associates Investment Plan for Associates in Puerto Rico.

4 Merrill Lynch & Co., Inc. ("MLC") is the parent company of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and (ii) Merrill Lynch Group, Inc. ("MLG"), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. As such, MLC may be deemed to be the beneficial owner of an aggregate 1,651,240 shares (6.2%) of Common Stock which may be deemed to be beneficially owned by MLPF&S and MLG.

     MLPF&S is a registered broker-dealer and may be deemed to be the beneficial owner of shares of Common Stock as a result of acting as a sponsor of certain unit investment trusts, none of which individually owns more than 5% of the Common Stock. In addition, MLC may be deemed to be the beneficial owner of certain securities held by MLPF&S in its proprietary trading accounts.

     MLG may be deemed to be the beneficial owner of 1,594,940 shares (6.0%) of the Common Stock by virtue of its control of its wholly-owned subsidiary, Princeton Services, Inc. ("PSI"), 800

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
     Scudders Mill Road, Plainsboro, New Jersey 08536, and of Merrill Lynch Bank (Suisse) S.A. and various trust company subsidiaries. PSI is the general partner of Merrill Lynch Asset Management, L.P. ("MLAM"). MLAM, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, is a registered investment advisor which may be deemed to be the beneficial owner of 1,397,300 shares (5.3%) of the Common Stock.

     Each of MLC, MLPF&S, MLG, PSI and MLAM has disclaimed beneficial ownership of such shares, other than in the case of MLC and MLPF&S, the shares of Common Stock held by MLPF&S in its proprietary trading accounts. Each of MLC, MLG and PSI have shared voting and dispositive power over the shares of Common Stock which each of them are deemed to own beneficially. Information as to the shares of Common Stock beneficially owned by MLC, MLG, PSI and MLAM is as of December 31, 1994 and as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

5 The Capital Group Companies, Inc. ("CGC") is the parent company of Capital Research and Management Company ("CRMC"), 333 South Hope Street, Los Angeles, California 90071. CRMC is a registered investment adviser which, as of December 31, 1994, exercised investment discretion with respect to 1,410,000 shares (5.3%) of the Common Stock, which were owned by various institutional investors. CRMC and, therefore, CGC has no power to direct the vote of such shares. CGC has disclaimed beneficial ownership of such shares. Information as to the shares of Common Stock beneficially owned by CGC and CRMC is as of December 31, 1994 and as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

    The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer, and all of the directors, nominees for director and executive officers of the Company as a group as of April 17, 1995.

                                                                     AMOUNT
                                                                  BENEFICIALLY    PERCENT OF
NAME                                                                 OWNED1         CLASS
- ---------------------------------------------------------------   ------------    ----------
Edward H. Cohen                                                        8,490         *
Estelle Ellis                                                         13,490         *
Joseph B. Fuller                                                       1,990         *
Bruce J. Klatsky                                                      76,318         *
Maria Elena Lagomasino                                                   200         *
Harry N.S. Lee2                                                        1,000         *
Bruce Maggin                                                          25,990         *
Ellis E. Meredith                                                     11,500         *
Steven L. Osterweis                                                   16,490         *
Walter T. Rossi                                                        8,833         *
William S. Scolnick                                                    6,990         *
Allen E. Sirkin                                                       32,023         *
Peter J. Solomon                                                      30,490         *
Mark Weber                                                            42,539         *
Irwin W. Winter                                                       58,432         *
All directors, nominees for director and executive officers as
  a group (15 persons)                                               334,775          1.3%

- ------------

* Less than 1% of class.

1 The figures in the table are based on information furnished to the Company by the directors, nominees for director and executive officers. Except as otherwise indicated, each of the directors,

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) nominees and executive officers has sole voting and investment power with respect to the shares listed as owned by them.

2 Harry N.S. Lee is a director of Vaneton International, Inc. which beneficially owns 2,835,794 shares (10.7%) of the Common Stock. See the prior table for certain information regarding Vaneton International, Inc.

    The figures in the foregoing table include 190 shares held by Bruce J. Klatsky's child and by Mr. Klatsky's wife as custodian for his child, as to which Mr. Klatsky has disclaimed beneficial ownership, 8,000 shares held by Bruce Maggin as custodian for his minor children, 300 shares held by Allen E. Sirkin with his wife as joint tenants, 200 shares held by Mr. Sirkin's wife's Keogh Plan, as to which he has disclaimed beneficial ownership, 100 shares held by Mr. Sirkin's wife as custodian for one of his children, as to which Mr. Sirkin has disclaimed beneficial ownership, and 12,000 shares held in certain trusts for the benefit of the children of Peter J. Solomon, as to which Mr. Solomon has disclaimed beneficial ownership.

    The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options granted under the Company's stock option plans: Edward H. Cohen, 6,490 shares; Estelle Ellis, 6,490 shares; Joseph B. Fuller, 1,490 shares; Bruce
J. Klatsky, 27,460 shares; Bruce Maggin, 6,490 shares; Ellis E. Meredith, 6,490 shares; Steven L. Osterweis, 6,490 shares; Walter T. Rossi, 8,333 shares; William S. Scolnick, 6,490 shares; Allen E. Sirkin, 28,373 shares; Peter J. Solomon, 6,490 shares; Mark Weber, 35,039 shares; Irwin W. Winter, 32,557 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 178,682 shares.

                             ELECTION OF DIRECTORS

    Four directors will be elected at the meeting for a term of three years and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee. With the exception of Marie Elena Lagomasino, who was elected by the directors on February 4, 1993, all of these individuals have previously been elected directors of the Company by the stockholders.

                                                                                           YEAR
                                                                                         BECAME A
NAME OF NOMINEE               PRINCIPAL OCCUPATION                                AGE    DIRECTOR
- ----------------------------  -------------------------------------------------   ---    --------
CLASS B (TERM EXPIRES 1998)
Edward H. Cohen               Senior Partner of Rosenman & Colin                  56       1987
Estelle Ellis                 President of Business Image, Inc.                   75       1982
Maria Elena Lagomasino        Senior Vice President of The Chase Manhattan        46       1993
                                Bank, N.A.
William S. Scolnick           Retired Executive Vice President of a division of   77       1962
                                the Company

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY.

    The following individuals are the Company's other directors whose terms of office continue after the meeting and until the Annual Meeting of Stockholders in the year in which the directorships of their class terminate. With the exception of Harry N.S. Lee, who was elected by the directors on April 18, 1995, all of these individuals have previously been elected directors of the Company by the stockholders.

                                                                                          YEAR
                                                                                        BECAME A
NAME OF DIRECTOR              PRINCIPAL OCCUPATION                               AGE    DIRECTOR
- ----------------------------  ------------------------------------------------   ---    --------
CLASS A (TERM EXPIRES 1997)
Harry N.S. Lee                Director of TAL Apparel Limited, an apparel        52       1995
                                manufacturer and exporter based in Hong Kong
Ellis E. Meredith             Formerly President of American Apparel             67       1984
                                Manufacturers Association, Inc.; Chairman of
                                Newsletters, Inc.
Peter J. Solomon              Chairman of Peter J. Solomon Company, Ltd.         56       1987
Irwin W. Winter               Vice President, Finance, of the Company            61       1987

CLASS C (TERM EXPIRES 1996)
Joseph B. Fuller              Director of Monitor Company                        38       1991
Bruce J. Klatsky              Chairman, President and Chief Executive Officer    46       1985
                                of the Company
Bruce Maggin                  Executive Vice President, Multimedia Group,        52       1987
                                Capital Cities/ABC, Inc.
Steven L. Osterweis           Business consultant; formerly Chairman of          82       1976
                                Associated Merchandising Corporation

    Mr. Cohen is also a director of Franklin Electronic Publishers, Inc. Mr. Osterweis is also a trustee of the Neuberger & Berman Equity Funds. Mr. Solomon is also a director of Bradlees, Inc., Centennial Cellular Corp., Century Communications Corporation, Culbro Corporation, Monro Muffler Brake, Inc. and Office Depot, Inc.

    Each of the directors or nominees for director has been engaged in the principal occupation indicated in the foregoing table for more than the past five years.

    No family relationship exists between any director or executive officer of the Company.

    The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee. The Audit Committee, composed of Messrs. Maggin, Osterweis and Scolnick, is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal audit function. The Audit Committee held three meetings during the fiscal year ended January 29, 1995. The Compensation Committee, composed of Messrs. Cohen, Maggin, Meredith and Osterweis, is charged with setting the compensation of all executive officers, recommending new incentive compensation plans and implementing changes and improvements to existing incentive compensation plans, all subject to approval by the Board of Directors. The Compensation Committee held three meetings during the fiscal year ended January 29, 1995.

    During the fiscal year ended January 29, 1995, there were six meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they serve.

    The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

    Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended January 29, 1995.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the Company's last fiscal year (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended January 29, 1995, January 30, 1994 and January 31, 1993.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                         ANNUAL
                                                      COMPENSATION          AWARDS               ALL OTHER
                                                   ------------------    ------------          COMPENSATION1
NAME AND                                           SALARY      BONUS       OPTIONS2      -------------------------
PRINCIPAL POSITION                         YEAR       $          $            #                      $
- ----------------------------------------   ----    -------    -------    ------------          ------------

Bruce J. Klatsky                           1994    750,000      --            7,890                 93,977
Chairman,                                  1993    750,000    835,000       215,520              2,281,983
  Phillips-Van Heusen Corporation          1992    600,000      --            8,840                 27,490

Walter T. Rossi3                           1994    575,000      --            5,260                 21,095
Chairman,                                  1993    500,000      --            8,620                 10,733
  The PVH Retail Group                     1992    114,104      --           25,000                  2,245

Allen E. Sirkin                            1994    575,000      --            5,260                 25,627
Chairman,                                  1993    500,000      --            8,620                 45,572
  The PVH Wholesale Group                  1992    425,000      --            4,910                 41,032

Mark Weber                                 1994    462,500      --            4,170                 22,252
Vice President,                            1993    425,000      --            7,340                 22,233
  Phillips-Van Heusen                      1992    362,500      --            3,440                 20,366
  Corporation and Group
  President, The Sportswear Group

Irwin W. Winter                            1994    456,250      --            5,000                 17,533
Vice President, Finance,                   1993    395,833      --            8,280                 16,467
  Phillips-Van Heusen Corporation          1992    350,000      --            5,160                 19,666

No other annual compensation, restricted stock awards, stock appreciation rights ("SARs") or long-term incentive plan ("LTIP") payouts (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

- ------------

1 All Other Compensation includes payments or contributions required by the Company's Associates Investment Plan and Supplemental Savings Plan, Corporate Medical Reimbursement Insurance Plan and Educational Benefit Trust and payments made pursuant to an agreement, dated April 28, 1993 and amended December 6, 1993, between the Company and Mr. Klatsky.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
     Under the combination of the Company's Associates Investment Plan, its Associates Investment Plan for Associates in Puerto Rico and the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage (up to 6%) of his or her compensation. The Company or its subsidiaries will contribute an amount equal to 50% of an employee's contribution. Of the total amount contributed by the employee and the Company or its subsidiaries, 50% will be invested in Common Stock, with the balance invested in a money market fund and/or a general stock fund and/or additional Common Stock at the direction of the employee, except that all contributions under the Supplemental Savings Plan are in the form of phantom shares of Common Stock. A participant's interest in the amounts arising out of employer contributions vests after the earlier of five years, at age 65 or upon disability or death.

     Effective July 1, 1995, (i) the Associates Investment Plan and the Associates Investment Plan for Associates in Puerto Rico will be amended to provide that (a) other than certain management and highly compensated employees including, without limitation, the Named Executive Officers, each employee eligible to participate may authorize his or her employer to withhold up to 15% of his or her compensation (subject to certain limitations), (b) 100% of the amount contributed by the Company will be invested in Common Stock and (c) the amount contributed by the employee will be invested in the employee's sole direction in up to six investment funds (including up to 25% in additional Common Stock) and (ii) The Supplemental Savings Plan will be amended (x) to conform to the changes in the Associates Investment Plan and the Associates Investment Plan for Associates in Puerto Rico and (y) the contributions will be in the form of phantom shares of each of the investment funds, and in the same percentages, as the employee's investment choices under the Associates Investment Plan or the Associates Investment Plan for Associates in Puerto Rico, as applicable. The Company has made contributions which are reflected under this column in the amount of $22,500, $22,500 and $18,000 for Bruce
     J. Klatsky, $17,250, $1,250 and $0 for Walter T. Rossi, $17,250, $15,000
     and $12,750 for Allen E. Sirkin, $13,875, $12,750 and $10,876 for Mark
     Weber, and $13,688, $10,875, and $10,500, for Irwin W. Winter, in the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993, respectively.

     The Company's Corporate Medical Reimbursement Plan covers eligible employees for most medical charges up to a specified annual maximum. During the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993, respectively, the Company incurred the following annual premiums for single or family coverage for the Named Executive Officers which are reflected under this column: Bruce J. Klatsky--$8,377, $9,483 and $9,490; Walter T. Rossi-- $3,845, $9,483 and $2,245; Allen E. Sirkin--$8,377,
     $9,483 and $9,490; Mark Weber--$8,377, $9,483 and $9,490; and Irwin W.
     Winter--$3,845, $5,592 and $9,166.

     Under the Company's Educational Benefit Trust, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986 except with respect to children who were then covered by the plan. The education benefits received by children who continue to be eligible to receive benefits under the plan and which are reflected under this column totalled $26,100, $21,089 and $18,792, for the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993 respectively. Such benefits were paid to the child of Bruce J. Klatsky for the fiscal year ended January 29, 1995 and to the children of Allen E. Sirkin for the prior two fiscal years.

     Pursuant to an agreement, dated April 28, 1993 and amended December 6, 1993, the Company transferred (subject to certain restrictions) $2,250,000 of government securities to Mr. Klatsky and reimbursed Mr. Klatsky for $37,000 in legal expenses relating to the negotiation of said agreement. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

2 In response to changes in the tax laws as a result of the Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act"), on September 9, 1993, the Named Executive Officers agreed to cancel

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) the options which had been issued to them on June 1, 1993, in consideration of the grant of new options for the same number of shares at a price equal to the option price of the original options, which price was higher than the market price on such date. Also in response to the 1993 Tax Act changes, at the Company's urging and for its benefit, on December 1, 2 and 3, 1993, Mr. Klatsky exercised the option granted to him on April 28, 1993 to purchase 100,000 shares, in consideration of the grant to him of a new option on December 3, 1993 for 100,000 shares at the then fair market value of the Common Stock for the balance of the term of his original option. Both the original grants which were cancelled and the new grants are reflected in the 1993 option grants under this column.

3    Mr. Rossi commenced employment with the Company on November 9, 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1987 Stock Option Plan (the "Option Plan") granted to the Named Executive Officers during the fiscal year ended January 29, 1995. No stock appreciation rights have been granted by the Company.

                                                               INDIVIDUAL GRANTS
                              ------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                                     PERCENT OF                             VALUE AT ASSUMED
                                                       TOTAL                              ANNUAL RATES OF STOCK
                                                      OPTIONS                            PRICE APPRECIATION FOR
                                                     GRANTED TO                                OPTION TERM
                                    OPTIONS          EMPLOYEES    EXERCISE   EXPIRA-   ---------------------------
                                    GRANTED1         IN FISCAL     PRICE      TION         5%             10%
NAME                                   #                YEAR        $/SH      DATE          $              $
- ----------------------------        -------          ----------   --------   -------   -----------   -------------

Bruce J. Klatsky                      7,890              4.0       27.875    6/14/04       138,312         350,521

Walter T. Rossi                       5,260              2.7       27.875    6/14/04        92,208         233,681

Allen E. Sirkin                       5,260              2.7       27.875    6/14/04        92,208         233,681

Mark Weber                            4,170              2.1       27.875    6/14/04        73,100         185,256

Irwin W. Winter                       5,000              2.5       27.875    6/14/04        87,650         222,130

All Stockholders2                  N/A                 N/A          N/A        N/A     465,501,226   1,179,712,349

- ------------

1 All options granted to the Named Executive Officers in the fiscal year ended January 29, 1995 were granted on June 14, 1994. One third of the outstanding options become exercisable on each of the third, fourth and fifth anniversaries of the grant date.

2 These figures were calculated assuming that the price of the 26,554,548 shares of Common Stock outstanding on June 14, 1994 increased from $27.875 per share at a compound rate of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL
                             YEAR-END OPTION VALUES

    The following table sets forth information with respect to each exercise of stock options during the fiscal year ended January 29, 1995 by the Named Executive Officers and the value at January 29, 1995 of unexercised stock options held by the Named Executive Officers. No stock appreciation rights have been granted by the Company.

                                                                                          VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED           OPTIONS IN-THE-MONEY AT
                                                      OPTIONS AT FISCAL YEAR-END            FISCAL YEAR-END1
                     SHARES ACQUIRED      VALUE      -----------------------------    -----------------------------
                       ON EXERCISE      REALIZED1      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
NAME                        #               $                      #                                $
- ------------------   ---------------    ---------    -----------------------------    -----------------------------
Bruce J. Klatsky         --                --           24,514          121,544          161,760            0
Walter T. Rossi          --                --            8,333           26,237                0            0
Allen E. Sirkin          --                --           26,737           12,844          209,927            0
Mark Weber               --                --           33,892           10,134          308,720            0
Irwin W. Winter           12,000          376,250       30,837           12,581          234,635            0

- ------------

1 Fair market value of securities underlying the options minus the exercise price of the options at exercise or fiscal year-end.

                               PENSION PLAN TABLE

    The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan, applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $61,200.

                                    YEARS OF SERVICE
REMUNERATION     -------------------------------------------------------
     $             15          20          25          30          35
- ------------     -------     -------     -------     -------     -------
   175,000        35,253      46,464      57,489      68,394      79,245
   275,000        57,753      76,464      94.989     113,394     131,745
   375,000        80,253     106,464     132,489     158,394     184,245
   475,000       102,753     136,464     169,989     203,394     236,475
   575,000       125,253     166,464     207,489     248,394     289,245
   675,000       147,753     196,464     244,989     293,394     341,745
   775,000       170,253     226,464     282,489     338,394     394,245

    The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-1994 benefits are based on pre-1994 high five-year average compensation and exclude bonuses). Absent any election by a participant of an optional form of benefit, benefits under the plans become payable at the time of retirement, normally at age 65; such benefits under the pension plan for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity.

    The credited years of service and covered compensation under the pension plans, as of January 29, 1995, for each of the Named Executive Officers is set forth in the following table.

                                                                        COVERED
                                                    CREDITED YEARS    COMPENSATION
NAME                                                  OF SERVICE           $
- -------------------------------------------------   --------------    ------------
Bruce J. Klatsky                                          22             602,458
Walter T. Rossi                                            1             580,333
Allen E. Sirkin                                            8             373,296
Mark Weber                                                23             355,553
Irwin W. Winter                                            7             351,385

                           COMPENSATION OF DIRECTORS

    Each director of the Company who is not an employee of the Company or any of its subsidiaries receives a fee of $10,000 for his or her services as a director of the Company and $750 for each Board meeting attended. Each director who is a member of the Audit Committee receives an additional fee of $2,500; each director who is a member of the Compensation Committee receives an additional fee of $2,000. Pursuant to the Option Plan, each outside director is entitled to receive, on an annual basis, a non-incentive option to purchase the number of shares of Common Stock derived by dividing $50,000 by the fair market value of a share of Common Stock on the date of grant. Pursuant to the Option Plan, on June 14, 1994, each outside director was granted an option to purchase 1,793 shares of Common Stock.

    The law firm of Rosenman & Colin, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel for the fiscal year ended January 29, 1995 and will continue to be so engaged for the fiscal year ending January 28, 1996.

    Peter J. Solomon Company, Ltd., of which Mr. Solomon is Chairman, provides investment banking services to the Company.

    Business Image, Inc., of which Ms. Ellis is President, provides marketing and communications services to the Company, including the publication of a corporate newsletter. During the fiscal year ended January 29, 1995, Business Image, Inc. was paid $263,742 for its services to the Company.

    Monitor Company, of which Mr. Fuller is a director, provided business consulting services to the Company during the fiscal year ended January 29, 1995.

    TAL Apparel Limited, of which Mr. Lee is a director, has been, and continues to be, one of the Company's principal manufacturers of its apparel products. During the fiscal year ended January 29, 1995, the Company purchased approximately $43,000,000 of products from TAL Apparel Limited and certain related companies.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

    Pursuant to an agreement, dated April 28, 1993 and amended December 6, 1993, the Company transferred (subject to certain restrictions) $2,250,000 of government securities to Bruce J. Klatsky, the Company's Chairman and Chief Executive Officer. Under the agreement, $83,333 of such securities are released to Mr. Klatsky at the end of each month commencing February 1994 and ending March 1996, with the balance, if any, released to Mr. Klatsky on April 27, 1996. The agreement provides for the immediate release of the government securities to Mr. Klatsky upon certain events, including his disability, termination of his employment by the Company (other than for cause), as a result of the

Company's breach of its obligations under said agreement, pursuant to a Severance Event (as hereinafter defined) or if his powers as Chief Executive Officer and Chairman of the Company are limited or restricted to any significant extent. If Mr. Klatsky's employment is terminated other than as set forth above, he forfeits all rights to any government securities not previously released to him. Pursuant to said agreement, the Company loaned Mr. Klatsky $278,351 at 7 1/2% per annum to pay a portion of the tax incurred by Mr. Klatsky upon his receipt of the government securities. At the request of, and for the benefit of, the Company, Mr. Klatsky elected to incur income tax on the government securities in 1993; thus allowing the Company to receive a deduction for the full amount of such securities. Had Mr. Klatsky deferred the income tax on his receipt of the securities, the Company would have been subject to the limitations imposed by the 1993 Tax Act. The largest amount of such loan outstanding during the fiscal year ended January 29, 1995 was $278,351. The loan was repaid in full by Mr. Klatsky on August 1, 1994.

    The Company has had in effect since 1987 a Special Severance Benefit Plan providing benefits for 10 key employees of the Company and its subsidiaries, including the Named Executive Officers. Upon the termination of employment by any participant within two years after a change in control of the Company accompanied or followed by a change in the chief executive officer of the Company (a "Severance Event"), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, the Company has agreed to indemnify each participant in the Plan against any and all liabilities he or she may incur under Section 4999(a) of the Internal Revenue Code (relating to excise taxes on excess parachute payments), including any income taxes and/or additional excise taxes applicable to such indemnification payment.

    Certain other plans of the Company in which certain of the Named Executive Officers participate provide for benefits upon the occurrence of a change in control of the Company. The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a Severance Event, the full undiscounted value of the future payments to be made to the participant under the Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions which automatically terminate upon the occurrence of a Severance Event. The Option Plan provides that upon a Severance Event all options which were previously granted under the Option Plan and which have not expired or been otherwise cancelled become immediately exercisable in full (regardless of whether such options have fully vested).

    On February 14, 1995, the Company entered into a consulting and non-competition agreement with Lawrence S. Phillips, the former Chairman of the Company, in connection with Mr. Phillips' resignation as a director of the Company. The consulting and non-competition agreement superseded Mr. Phillips' rights under a prior agreement, dated April 28, 1993, relating to his resignation as the Company's Chief Executive Officer and Chairman and the election of Mr. Klatsky to such positions in June 1993 and June 1994, respectively. Pursuant to the consulting and non-competition agreement, which terminates on June 14, 2004, Mr. Phillips is to receive compensation for his commitment to consult with the Company at the rate of $250,000 per annum. The consulting and non-competition agreement provides, among other things, for the Company to provide Mr. Phillips with an office, administrative assistance, supplementary medical coverage and a car, to reimburse Mr. Phillips for certain out-of-pocket expenses and to make contributions to certain charities selected by Mr. Phillips. The consulting and non-competition agreement also provides for an annual payment to Mr. Phillips of $500,000 in exchange for his covenant not to compete against the Company and includes a confidentiality provision. In addition, the Company entered into two split-dollar life insurance agreements on Mr. Phillips' life and an indemnity agreement in favor of Mr. Phillips and granted Mr. Phillips an option to acquire 100,000 shares of Common Stock at an exercise price of $16.50 per share. The split-dollar life insurance agreements relate to separate life insurance policies, each of which provides for an initial death benefit of $3,375,000. Mr. Phillips' children are the beneficiaries of both such policies and are generally entitled to a portion of the death benefits, with the remainder being payable to the Company. The Company is obligated to pay the premiums on both policies. Both agreements provide for the Company's recovery of all premiums paid by it if Mr. Phillips should die while the policies are in effect.

    The Company has an additional split dollar life insurance arrangement with the Lawrence S. Phillips 1992 Trust (created by Mr. Phillips) which it entered into on August 1, 1992 with respect to a life insurance policy having an initial death benefit of $4,220,000. Under the arrangement, the Trust is entitled to name the beneficiary with respect to various portions of the death benefit; the remaining death benefit under the policy is payable to the Company. The Trust is required to pay the portion of the annual premium equal to the value of the insurance protection furnished to the Trust and the Company is required to pay the balance of the premium. The arrangement is structured so that, upon the death of Mr. Phillips at any time, the Company will recover all premiums paid by it, plus interest.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The members of the Compensation Committee for the fiscal year ended January 29, 1995 were Edward H. Cohen, Bruce Maggin, Ellis E. Meredith and Steven L. Osterweis. From February 1987 until February 1988, Mr. Cohen was Vice President and General Counsel of the Company. In addition, the law firm of Rosenman & Colin, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel in the fiscal year ended January 29, 1995 and will continue to be so engaged for the fiscal year ending January 28, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee's responsibility is to set the compensation of all executive officers, recommend new incentive compensation plans and implement changes and improvements to existing incentive compensation plans, all subject to approval by the Board.

    OVERALL POLICY. The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team who have largely been responsible for the Company's success, especially over the past seven years. Despite an extremely difficult fiscal 1994, the Company's sales and net income per share, during that seven year period, increased at compound annual rates of 14% and 11% per annum, respectively, while many of the Company's competitors have experienced decreased sales and declines in net income and, in some cases, have incurred losses or gone out of business. Based upon its belief, the Compensation Committee has structured the Company's compensation program (1) primarily to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (2) in part to link a portion of its executive officers' compensation to long term increases in value created for the Company's stockholders by the efforts of these officers and (3) to be consistent with the Company's high ethical standards. The Compensation Committee believes that the Company's preference for cash compensation over fringe benefits and perquisites results in a more efficient and effective compensation package which benefits the Company, its stockholders and its executives. Such belief is based on the subjective judgment of the Compensation Committee's members, particularly taking into account the long term performance of the Company's Common Stock compared to the S&P 500 Composite Index and Line of Business Index in the Performance Graph on page 16 hereof and the Compensation Committee's sense that the Company has a low rate of executive turnover.

    The key elements of the Company's executive compensation package have been base salaries and stock options. The Company eliminated the annual bonus portion of executive compensation several years ago for two reasons: (1) annual bonuses, which are generally dependent upon a variety of factors often beyond the control of Company executives, were not, in the Board's view, the most effective motivational tool and (2) the business inter-relationships of the Company's wholesale and retail operations made it more logical, in the Board's view, to grant stock options to key management, so that a benefit would accrue to them only if the entire Company did well, as reflected in the appreciation of the price of the Common Stock. In lieu of using annual bonuses, the Company adopted a policy of offering competitive base salaries, together with annual stock option grants. In addition, the Company believes its fringe benefit plans are generally competitive and that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

    Although the Board stands by its decision to eliminate annual bonuses, the absence of a performance based compensation plan is making it increasingly difficult to attract and retain effective, highly qualified and motivated executive officers, capable of achieving corporate objectives and increasing stockholder value, while keeping executive compensation expenses at levels that are comparable to the levels of its competitors. The companies that the Compensation Committee examines in ascertaining comparable compensation levels include certain of those appearing in the S&P 500 Retail Store Composite Index, the S&P 500 Textile (Apparel Manufacturers) Index and the S&P 500 Shoes Index, as well as other public and private companies in those industries. In addition, the Compensation Committee retained Towers Perrin, whose database is a broad selection of Fortune 1000 companies in and out of the apparel industry, to provide it with information regarding competitive executive compensation levels. Although it is particularly difficult to ascertain precise comparable compensation levels because of differences in the components of compensation and required disclosures, the Compensation Committee has attempted to target its compensation levels in the 50th to 75th percentile of compensation which it believes are effectively being paid by the companies that the Compensation Committee examined. Based upon its own research and the information provided by Towers Perrin, the Compensation Committee recommended to the Board that the Board adopt the Company's Performance Restricted Stock Plan (the "Performance Restricted Stock Plan") in order to provide the Company with an additional means of attracting, retaining and incentivizing its top executives by placing the Company in an appropriate competitive position in its industry and broader peer group. See "Approval of Performance Restricted Stock Plan" for a description of the Performance Restricted Stock Plan. On April 18, 1995, based upon the Compensation Committee's recommendation, the Board adopted the Performance Restricted Stock Plan, subject to the approval of such Plan by the Company's stockholders.

    In view of the Company's rapid expansion and the resulting necessity of hiring additional, highly qualified executives, the Compensation Committee intends annually to review the Company's executive compensation package, taking into account corporate performance, stock price results and total return to stockholders, as well as industry conditions, recommendations of the Company's chief executive officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of an individual executive, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of the Chief Executive Officer will be considered by the Compensation Committee in their review of the performance and compensation of individual executives.

    BASE SALARIES. Annual salaries are determined by evaluating the performance of the Company and of each executive. In the case of executives with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board for the fiscal year, and the

Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. In addition, in determining the annual salaries for fiscal 1994 of certain executive officers the Compensation Committee considered, and in determining the annual salaries for fiscal 1995 of all executive officers the Compensation Committee will consider, information provided by Towers Perrin regarding competitive executive compensation. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions among the executive officers and between the executive officers, on the one hand, and the Company's chief executive officer, on the other hand. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results, and the annual salaries determined by the Compensation Committee for any of the Named Executive Officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's chief executive officer, of appropriate compensation levels.

    In determining the base salary of Bruce J. Klatsky, as Chief Executive Officer, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, the Company's success in meeting its financial goals in 1994 and over the prior several years, the performance of the Common Stock over the same period and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. In evaluating whether the Company achieved its current and past financial goals the Compensation Committee reviewed the extent to which the Company achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board for current and prior fiscal periods and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). The Compensation Committee did not utilize compensation surveys in determining Mr. Klatsky's compensation package. Mr. Klatsky's base salary was set at its present level in 1993 and has not been increased for the past two fiscal years.

    LONG-TERM INCENTIVES. Under the Company's Option Plan, stock options are granted to executives of the Company. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are customarily granted at prices equal to fair market value at the date of grant. Generally stock options may not be exercised until the third anniversary of the date on which they are granted and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

    In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of incentive based compensation and intends to implement, when appropriate, such methods in lieu of or in addition to stock options.

    Grants under the Option Plan were awarded in June 1994 to approximately 150 of the top executives of the Company based on a fixed percentage of their respective salaries. Of the options granted in June, Bruce J. Klatsky and Irwin
W. Winter received options in an amount (based on the fair market value of the shares underlying the options) equal to 30% of their respective base salaries; the Company's two group chairmen and the group president of its sportswear group (Messrs. Rossi, Sirkin and Weber) received options based on 25% of their respective base salaries; the Company's 20 divisional presidents and corporate officers received options based on 20% of their respective base salaries; and the remaining participants received options based on 15% of their respective base salaries. These grants were generally similar to grants made to the same group of executives in June 1992 and June 1993. Although the number of options granted was determined by this pre-established formula, the Compensation Committee retains the discretion to withhold the grant of stock options based upon non-objective criteria and recommendations of the executive officers of the Company and in the event of poor Company or executive performance and may amend the methodology for granting stock options under the Plan or abandon the use of a pre-established formula. The Compensation Committee, based in part upon the advice provided by Towers Perrin, now believes that the foregoing formula and the use of stock options as the sole means of incentive compensation to be inadequate and, therefore, recommended to the Board that the Board adopt the Performance Restricted Stock Plan and intends, commencing in June 1995, to increase the number of options granted to employees.

    To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company acquire stock of the Company through the Associates Investment Plan. The fact that the majority of the Company's executive officers have chosen to invest most of the discretionary portion of their Plan funds in Common Stock of the Company evidences their deep commitment to and belief in the future success of the Company.

                            Compensation Committee

                    Edward H. Cohen    Ellis E. Meredith
                    Bruce Maggin       Steven L. Osterweis

                               PERFORMANCE GRAPH

    The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Company's Common Stock against the cumulative return of the S&P 500 Composite Index, and a line of business index comprised of the S&P 500 Retail Store Composite Index, the S&P 500 Textile (Apparel Manufacturers) Index and the S&P 500 Shoes Index for the five fiscal years ended January 29, 1995. The figures represented in the performance graph assume the reinvestment of dividends.





                   Phillips-Van           S&P 500                Line of
                     Heusen            Composite Index        Business Index
                   ------------        ---------------        --------------

Jan-90               $100.00               $100.00                $100.00

Jan-91               $136.76               $108.37                $118.39

Jan-92               $311.88               $132.91                $172.26

Jan-93               $435.97               $146.95                $193.59

Jan-94               $534.31               $165.79                $164.28

Jan-95               $239.43               $166.70                $164.34




- ------------

Note: Line of Business Index is composed of a blended weighting of the S&P 500 Retail Store Composite Index (50%), the S&P 500 Textile (Apparel Manufacturers) Index (33%) and the S&P 500 Shoes Index (17%) to correspond generally to the Company's relative sales attributable to its retail, wholesale apparel and wholesale footwear operations.



VALUE OF $100.00 INVESTED AFTER FIVE YEARS:

Phillips-Van Heusen Corporation Common Stock                        $239.43
S&P 500 Composite Index                                              166.70
Line of Business Index                                               164.34

                INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
                  WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED
                     UNDER THE COMPANY'S STOCK OPTION PLAN

    Under the Option Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section 422(b) of the Internal Revenue Code (the "Code"), and non-incentive stock options. Key employees of the Company and its subsidiary operations are eligible to receive stock options under the Option Plan. Directors who are not employees of the Company receive a non-discretionary annual grant of options to purchase the number of shares of Common Stock derived by dividing $50,000 by the fair market value of a share of Common Stock on the date of grant.

    The Option Plan was adopted in 1987 and, as previously amended, provided that 2,500,000 shares of authorized but unissued Common Stock be reserved for issuance upon exercise of stock options. The Option Plan has only 283,600 shares remaining available for grant. The Compensation Committee believes this amount is inadequate for future requirements. The Compensation Committee recommended to the Board of Directors, which has approved, subject to approval by the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting, an increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan from 2,500,000 to 3,150,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE OPTION PLAN.

NATURE AND PURPOSE OF THE OPTION PLAN

    The purpose of the Option Plan is to induce certain individuals to remain in the employ or service of the Company and its subsidiaries, to attract new employees and directors and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board continues to believe that the Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. The approximate number of persons eligible to participate in the Option Plan is 200.

DURATION AND MODIFICATION

    The Option Plan will terminate not later than April 1, 1997. The Board may at any time terminate the Option Plan or make such modifications of the Option Plan as it may deem advisable. However, except in certain limited circumstances, the Board may not, without further approval by the stockholders, increase the number of shares of Common Stock as to which options may be granted under the Option Plan, or change the manner of determining the option prices, or extend the period during which an option may be granted or exercised or withdraw the authority to administer the Option Plan from the committee designated by the Board of Directors to administer the Option Plan.

ADMINISTRATION OF THE OPTION PLAN

    The Option Plan is administered by the Compensation Committee. The Compensation Committee consists of from three to five members of the Board of Directors who are "outside directors" within the contemplation of Section 162(m) of the Code. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. The present members of the Compensation Committee are Messrs. Cohen, Maggin, Meredith and Osterweis. The Compensation Committee has discretion to determine the participants under the Option Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option shall be an incentive stock option, a non-incentive stock option or a combination thereof, but will not have the discretion to determine any of the foregoing with respect to options granted to non-employee directors, which are non-discretionary in nature. In addition to the fees payable to the Compensation Committee members as directors of the Company, they receive a $2,000 annual fee for their services as Compensation Committee members. The members of the Compensation Committee do not receive additional compensation for service in connection with the administration of the Option Plan.

DESCRIPTION OF OPTIONS

    Under the Option Plan, the per share exercise price of any option which is an incentive stock option may not be less than the fair market value of a share of Common Stock on the business day preceding the date of grant, and the per share exercise price of any option which is a non-incentive stock option may not be less than 85% of such fair market value (except for a non-incentive stock option granted to a person who is or may reasonably be expected to become a "covered employee" under Section 162(m) of the Code, in which case the per share exercise price of such option may not be less than 100% of such fair market value on the date of grant). Options granted to non-employee directors are granted at a per share exercise price equal to the fair market value of a share of Common Stock on the day preceding the date of grant. The aggregate fair market value of the shares of Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may, during any fiscal year, be granted options to purchase more than 100,000 shares of the Common Stock.

    Options granted under the Option Plan prior to March 1993, are exercisable 33 1/3% after the second anniversary of the date of grant, 66 2/3% after the third anniversary of the date of grant and in full after the fourth anniversary of the date of grant. Options granted subsequent to March 1993, are exercisable 33 1/3% after the third anniversary of the date of grant, 66 2/3% after the fourth anniversary of the date of grant, and in full after the fifth anniversary of the date of grant. The Board may permit any option to be exercised in whole or in part prior to the time that it would otherwise be exercisable. Upon the exercise of an option, the option price must be paid in cash or, if the Committee so determined at the time of the grant of the option, in shares of Common Stock. An option may not be granted for a period in excess of ten years from the date of grant.

    In the event of the death or retirement of an optionee, all options theretofore granted shall become immediately exercisable and, if not exercised, shall terminate, generally within three months of such optionee's death or retirement. In the event an optionee leaves the employ of the Company or one of its subsidiaries or ceases to serve as a director of the Company prior to his or her 65th birthday, any options previously granted to but not exercised by such optionee shall terminate, generally within 30 days of such optionee's termination of employment or service as a director. Options are not transferable except upon death.

    If the fair market value of the Common Stock declines below the option price of any option (other than options granted to non-employee directors), the Committee (with the prior approval of the Board) may adjust, reduce, or cancel and regrant such option or take any similar action it deems to be for the benefit of the participant in light of such declining value.

    The number of shares reserved for issuance under the Option Plan and the number of shares covered by each option granted under the Option Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

SECURITIES SUBJECT TO THE OPTION PLAN

    There are 1,535,800 authorized but unissued shares of Common Stock reserved for issuance upon the exercise of options granted under the Option Plan. The number of authorized but unissued shares so reserved under the Option Plan will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the Option Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Option Plan.

    The market value of the Common Stock, as of April 17, 1995 was $15.625 per share.

FEDERAL INCOME TAX CONSEQUENCES OF GRANTING AND EXERCISE OF OPTIONS

    The following discussion of the Federal income tax consequences of the granting and exercise of options under the Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

  Non-Incentive Stock Options

    No income will be recognized by an optionee at the time a non-incentive stock option is granted. Ordinary income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

    The Company generally will be entitled to a deduction for Federal income tax purposes in the same amount that the optionee is required to include in income.

    If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

    Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any non-incentive stock option will be equal to the sum of the exercise price of such non-incentive stock option and the amount included in income with respect to such option.

  Incentive Stock Options

    In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company.

    The sale of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company (or of a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of such incentive stock option.

    If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

    If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period. For the purposes of the alternative minimum tax, an incentive stock option is treated as if it were a non-incentive stock option.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

    The following table sets forth, for the three-year period ended January 29, 1995, with respect to the Named Executive Officers, each nominee for director, all executive officers as a group, all directors who are not executive officers as a group, and all employees as a group, the number of shares of Common Stock subject to options granted.

NAME OF INDIVIDUAL
OR IDENTITY OF GROUP                          CAPACITIES                           OPTIONS GRANTED1
- ------------------------  --------------------------------------------------   ------------------------
Bruce J. Klatsky          Chairman, Phillips-Van Heusen Corporation                     232,250
Walter T. Rossi           Chairman, The PVH Retail Group                                 38,880
Allen E. Sirkin           Chairman, The PVH Wholesale Group                              18,790
Mark Weber                Vice President, Phillips-Van Heusen Corporation                14,950
                            and Group President, The Sportswear Group
Irwin W. Winter           Vice President, Finance, Phillips-Van Heusen                   18,440
                            Corporation
Edward H. Cohen           Nominee for Director                                            7,190
Estelle Ellis             Nominee for Director                                            7,190
Maria Elena Lagomasino    Nominee for Director                                            4,955
William S. Scolnick       Nominee for Director                                            7,190
All executive officers                                                                  323,310
  as a group
All directors who are                                                                    61,052
  not executive officers
  as a group2
All employees as a                                                                      587,996
  group3

- ------------

1    See Note 2 to Summary Compensation Table.

2    Includes options granted to the nominees for director.

3    Excluding executive officers.

    Approval of the increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

    PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR SUCH INCREASE UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                                  APPROVAL OF
                       PERFORMANCE RESTRICTED STOCK PLAN

    On April 18, 1995, the Board of Directors adopted, subject to stockholder approval, the Performance Restricted Stock Plan effective with respect to the fiscal year of the Company beginning on January 30, 1995.

    The following summary of certain features of the Performance Restricted Stock Plan is qualified in its entirety by reference to the full text of the Performance Restricted Stock Plan which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1995.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PERFORMANCE RESTRICTED STOCK PLAN.

NATURE AND PURPOSE OF THE PERFORMANCE RESTRICTED STOCK PLAN

    The purpose of the Performance Restricted Stock Plan is to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries, to attract new senior executive employees, to provide inducement for such senior executive employees to promote the success of the business of the Company and its subsidiaries and to encourage ownership of shares in the Company by such senior executive employees. The approximate number of persons currently eligible to participate in the Performance Restricted Stock Plan is 21.

DURATION AND MODIFICATION

    The Plan will terminate after provision has been made for the settlement of all awards earned thereunder with respect to the Company's fiscal year ending on January 30, 2000, unless the stockholders approve the continuation of the Performance Restricted Stock Plan at the 1999 annual meeting of stockholders. The Board may at any time terminate the Performance Restricted Stock Plan or make such modifications thereof as it determines. However, except in certain limited circumstances, the Board may not, without further approval of the stockholders, increase the number of shares of Common Stock which may be issued under the Performance Restricted Stock Plan or change the manner of calculating awards to be earned thereunder or change the class of persons eligible to participate thereunder or withdraw the authority to administer the Performance Restricted Stock Plan from the committee designated by the Board to administer the Plan.

ADMINISTRATION OF THE PERFORMANCE RESTRICTED STOCK PLAN

    The Performance Restricted Stock Plan is administered by the Compensation Committee of the Board. The members of the Compensation Committee will not receive additional compensation for service in connection with the administration of the Performance Restricted Stock Plan.

DETERMINATION OF ANNUAL AWARDS

    Within 90 days after the commencement of each fiscal year, the Compensation Committee is required to determine the senior executive employees of the Company and its subsidiaries who will be participants in the Performance Restricted Stock Plan with respect to such fiscal year, the Corporate EBIT Goal with respect to such fiscal year, the Corporate Executive Goal with respect to such fiscal year for the members of the Corporate Executive Group (which presently consists of the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller, the Vice President of Human Resources and the Vice President, Chief Information Officer, of the Company), and, for each other participant, the Divisional Goal to which such participant will be subject with respect to such fiscal year. The Corporate EBIT Goal is based on the consolidated earnings of the Company and its subsidiaries and each Divisional Goal is based on the earnings of the applicable division, in each case (i) before interest and taxes, (ii) after charges with respect to the Performance Restricted Stock Plan, (iii) before non-operating expenses and/or reserves, (iv) before extraordinary expenses within the contemplation of generally accepted accounting principles and (v) with such additional modifications as the Compensation Committee may determine within 90 days after the commencement of such fiscal year. Such net income is determined in accordance with generally accepted accounting principles consistently applied. The Corporate Executive Goal is the aggregate of the Divisional Goals, adjusted to avoid duplication, with respect to such fiscal year less the corporate expenses which have been taken into account in determining the Corporate EBIT Goal with respect to such fiscal year.

    If the Corporate EBIT Goal is attained with respect to a fiscal year, each participant who is employed by the Company or a subsidiary on the last day of such fiscal year will be entitled to an award (an "Award") equal to 25% of his or her "base compensation" with respect to such fiscal year. If the Corporate EBIT Goal is attained with respect to such fiscal year, then each participant who is a member of the Corporate Executive Group is entitled to receive an additional Award with respect to such fiscal year which ranges from 12 1/2% of his or her base compensation if at least 90% of the Corporate Executive Goal is achieved to 37 1/2% of his or her base compensation if at least 110% of the Corporate Executive Goal is achieved. If the Corporate EBIT Goal is attained with respect to such fiscal year, then each participant who is not a member of the Corporate Executive Group is entitled to earn an additional Award with respect to such fiscal year which ranges from 12 1/2% of his or her base compensation if at least 90% of his or her Divisional Goal is achieved to 37 1/2% of his or her base compensation if at least 110% of his or her Divisional Goal is achieved.

    A participant's base compensation with respect to a fiscal year is his or her annual rate of base salary in effect on the first day of that fiscal year, or, if such participant shall initially have become an employee of the Company or its subsidiaries after the first day of a fiscal year but prior to the determination of the participants for that fiscal year, a proportionate part of his or her annual rate of base compensation in effect on the first day on which he or she shall have become an employee of the Company or a subsidiary.

PAYMENT OF AWARDS

    If a participant earns an Award with respect to a fiscal year, he or she will be issued the number of shares of Common Stock determined by dividing the amount of his or her Award by the greater of the average value of a share of the Common Stock during the 90 day period ending on the last day of such fiscal year or 85% of the value of a share of the Common Stock at the close of trading on the last business day of such fiscal year. Thus, the maximum Award which any participant may receive with respect to a fiscal year has a value of 73.529% of his or her base compensation with respect to such fiscal year.

    Each participant who receives shares of Common Stock under the Performance Restricted Stock Plan will have such shares issued pursuant to a Restricted Stock Agreement. Each Restricted Stock Agreement will provide that, except as provided below, if such participant leaves the employ of the Company and its subsidiaries prior to the last day of the third fiscal year following the fiscal year with respect to which the shares subject thereto ("Restricted Shares") were issued, he or she will forfeit such Restricted Shares, and will be required to retransfer such Restricted Shares to the Company without any consideration. The foregoing requirement to retransfer Restricted Shares to the Company will not apply, and forfeiture thereof will not occur, if the participant's employment by the Company and its subsidiaries terminates by reason of his or her death or permanent disability, or on or after his or her 65th birthday, or on or after a change in control. In addition, if a participant's employment terminates during the three-year period by reason of his or her termination without cause or after the later to occur of his or her 55th birthday and his or her completion of 10 years of employment with the Company and its subsidiaries, then, if and to the extent that the Compensation Committee, upon the recommendation of the Chief Executive Officer of the Company, so determines, the restrictions on the transferability of his or her Restricted Shares will terminate and the forfeiture will not occur.

SECURITIES SUBJECT TO THE PERFORMANCE RESTRICTED STOCK PLAN

    There are 600,000 authorized but unissued shares of the Common Stock reserved for issuance upon the settlement of the Awards earned under the Performance Restricted Stock Plan. The number of authorized but unissued shares so reserved will be reduced from time to time to the extent that a corresponding amount of outstanding shares are repurchased by the Company and set aside for issuance in settlement of such Awards. If any shares of the Common Stock issued under the Performance Restricted Stock Plan are forfeited, such shares will again be available for the purposes of the Performance Restricted Stock Plan.

    The number of shares reserved for issuance under the Performance Restricted Stock Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation.

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE, VESTING, SALE AND FORFEITURE OF RESTRICTED SHARES

    The following discussion of the Federal income tax consequences of the issuance, vesting, sale and forfeiture of Restricted Shares is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

    No income will be recognized by a participant at the time Restricted Shares are issued to him or her. Ordinary income will be recognized by a participant at the time he or she is no longer obligated to retransfer such Restricted Shares to the Company. The amount of such ordinary income will be equal to the fair market value of the Common Stock on the date on which the risk of forfeiture terminates. This ordinary (compensation) income will also constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment. Any subsequent gain or loss will be a capital gain or loss with the participant's holding period being measured from the date on which the risk of forfeiture terminates and with the participant's basis being equal to the fair market value of the shares on such date.

    Notwithstanding the foregoing, a participant may, within 30 days after Restricted Shares are issued to him or her under the Performance Restricted Stock Plan, elect (a "Section 83(b) Election") under Section 83(b) of the Code to include in income as of the date of their issuance the fair market value of such Restricted Shares, notwithstanding that such shares are subject to a "substantial risk of forfeiture" within the contemplation of Section 83 of the Code. Such income will be ordinary (compensation) income which will also constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount required to be withheld is available for payment. If a participant subsequently is no longer required to retransfer such Restricted Shares to the Company, such event will not be a taxable event to such participant. Upon the eventual sale of such shares, any gain or loss will be a capital gain or loss with his or her holding period being determined by reference to the date of issuance and his or her basis being the fair market value thereof on the date of issuance. If a participant makes a Section 83(b) Election, and subsequently retransfers the Restricted Shares to the Company, he or she will not be entitled to a deduction with respect thereto and will not have a capital loss as a result thereof.

    The Company generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

    A participant may satisfy his or her withholding obligations by delivering to the Company shares of the Common Stock (other than Restricted Shares as to which the risk of forfeiture has not terminated) having a fair market value equal to the amount required to be withheld. Such delivery will be deemed to be a sale for Federal income tax purposes.

BENEFITS TO BE RECEIVED UPON APPROVAL

    The benefits which a participant will receive in the event that the Performance Restricted Stock Plan is approved by the stockholders or which would have been received had the Plan been in effect during fiscal 1994 cannot be determined because the goals to be achieved are set annually, receipt of Awards is dependent on achievement of such goals, the number of shares of Common Stock to be issued in the event an Award is made is dependent on future market prices of the Common Stock and the Restricted Shares are subject to a three year vesting period.

    Approval of the Performance Restricted Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

    PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR SUCH PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                             SELECTION OF AUDITORS

    The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending January 28, 1996. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending February 2, 1997, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year. The auditing and tax fee paid to Ernst & Young LLP for the fiscal year ended January 30, 1994 was $1,094,100. The audit and tax work for the fiscal year ended January 29, 1995 is not yet completed, but it is estimated that the fee will be higher in light of additional tax services provided.

    It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                  RESOLUTION PROPOSED BY CERTAIN STOCKHOLDERS

    John J. Gilbert of 29 E. 64th Street, New York, New York 10121-7043, the owner of 500 shares of Common Stock and the estate of Lewis D. Gilbert of the same address, the owner of 200 shares of Common Stock, have given notice that they intend to present the following resolution for action at the meeting.

        RESOLVED: That the stockholders of Phillips-Van Heusen Corporation, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors, their subsequent election shall also be on an annual basis.

        They have submitted the following statement in support of this resolution:

        "Continued very strong support along the lines we suggest was shown at the last annual meeting when 38%, 205 owners of 8,882,386 shares, were cast in favor of this proposal. The vote against included 173 unmarked proxies. The recent decline in our stock, due to poor earnings, also shows the need to end the stagger system of electing directors.

        "Last year ARCO, to its credit, voluntarily ended theirs, stating that when a very high percentage, 34.6%, desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industry, Hanover Direct, Campbell Soup and others.

        "Because of the normal need to find new directors and because of the environmental problems and the recent avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer.

        "In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th, our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

        "Recently Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder company. Thanks to AXA, the controlling French insurance company not wanting it, they now do not have a staggered board.

        "The Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION.

    In 1975, the stockholders of the Company voted overwhelmingly (holders of almost 94% of the shares voting) to amend the Certificate of Incorporation so as to provide for the classification of the Board of Directors. At present, the Board is divided into three classes, each class having a term of three years with the terms staggered so that one class of directors is elected each year. The Board believes that division of the directors into classes benefits the Company by insuring that experienced personnel familiar with the Company will be represented on the Board at all times. Continuity of Board membership facilitates stability of leadership and policy, permitting management to plan for a reasonable period of time into the future. An overwhelming majority of the stockholders voted against this proposal at the 1979, 1980, 1985, 1987, 1989, 1990, 1991, 1992, 1993 and 1994 Annual Meetings and the Board of Directors urges that you do so again.

    The affirmative vote of a majority of the shares represented in person or by proxy at the meeting would be required to approve this resolution. Subsequent to such approval, approval by the Board of Directors and then 80% of the stockholders would be required to amend the Certificate of Incorporation to effect the proposed action.

    PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED AGAINST THE ADOPTION OF THIS RESOLUTION UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                                 MISCELLANEOUS

    Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 2, 1996.

    The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

    The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson & Company, which is retained by the Company on a continuing basis at an annual fee not to exceed $6,000, will aid in the solicitation of proxies for the meeting.

    Copies of the 1994 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select will be discontinued.

    THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 29, 1995 UPON WRITTEN REQUEST TO:

    The Secretary
    Phillips-Van Heusen Corporation
    1290 Avenue of the Americas
    New York, New York 10104

                                          By order of the Board of Directors,

                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 1, 1995

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           PHILLIPS-VAN HEUSEN CORPORATION
                             1290 Avenue of the Americas
                            New York, New York 10104-0101

              BRUCE J. KLATSKY and IRWIN W. WINTER, or either of them, with power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 13, 1995, and any adjournments thereof, on the matters printed on the reverse side.

              This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

                  - FOR the election of all of the nominees for directors;
                  - FOR the increase in the number of shares of Common Stock with respect to which options may be granted under the Company's Stock Option Plan;
                  - FOR the adoption of a performance based restricted stock plan;
                  - FOR the appointment of auditors; and
                  - AGAINST the stockholder proposal.

          (Continued, and to be dated and signed on the other side.)

                                           PHILLIPS-VAN HEUSEN CORPORATION
                                           P.O. BOX 11980
                                           NEW YORK, N.Y. 10203-0980

          The Board recommends a vote FOR proposals 1, 2, 3 and 4 below:

          1. Election of Directors:

          FOR all nominees
          listed below                       /X/

          WITHHOLD AUTHORITY to vote
          for all nominees listed below      /X/

          *EXCEPTIONS                        /X/


          Nominees: Edward H. Cohen, Estelie Ellis, Maria Elena Lagomasino, William S. Scolnick
          (Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below:)

          *Exceptions

                                                                                                 FOR  AGAINST   ABSTAIN
          2. Increase in the number of shares of Common Stock with respect
          to which options may be granted under the Company's Stock Option                       / /    / /       / /
          Plan.

          3. Adoption of a performance based restricted stock plan.                              / /    / /       / /


          4. Appointment of Auditors.                                                            / /    / /       / /




          The Board recommends a vote AGAINST proposal 5 below:

          5. Stockholder proposal to request the Board to provide that all
          directors be elected annually.                                                         / /    / /       / /


          6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          Address Change
          and/or Comments                                                                                         / /

          NOTE: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.


          Dated: ______________, 1995


          __________________________
          Signature

          __________________________
          Signature, if held jointly

          To vote, fill in (X) with black or blue ink only.     /X/

                      PHILLIPS-VAN HEUSEN CORPORATION

                     PERFORMANCE RESTRICTED STOCK PLAN
                (As Adopted Effective as of April 18, 1995)


     1.   Purpose.  The purpose of the Phillips-Van Heusen Performance
          -------
Restricted Stock Plan (the "Plan") is to induce certain senior executive employees to remain in the employ of the Company and its present and future

Subsidiaries, to attract new individuals to enter into such employ, to encourage ownership of shares in the Company by such employees and to provide additional incentive for such employees to promote the success of the Company's business.


     2.   Definitions
          -----------

     (a)  "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.


     (b)  "Award" shall mean an amount calculated with respect to a

Participant and with respect to a Fiscal Year in accordance with the provisions of Section 8(c).


     (c)  "Base Compensation", as used with respect to a Participant and with respect to a Fiscal Year, shall mean such Participant's annual rate of salary from the Company and its Subsidiaries on the first business day of such Fiscal Year; provided, however, that if a Participant shall not be an
                  --------  -------
employee
of the Company or any of its Subsidiaries on the first day of a Fiscal

Year, then his Base Compensation with respect to such Fiscal Year shall be equal to the product of (i) such Participant's annual rate of salary from the Company and its Subsidiaries on the first business day on which he or she shall become such an employee and (ii) the fraction the numerator of which shall be the number of days remaining in such Fiscal Year from and after the date on which he or she shall have first become an employee of the Company and/or one or more of its Subsidiaries and the denominator of which shall be the number of days in such Fiscal Year.


     (d)  "Board" shall mean the Board of Directors of the Company.


     (e)  A "Change in Control" shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years, (ii) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (iii) the sale or transfer of shares of the Company by the

Company and/or any one or more of its
stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years, or (iv) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors.


     (f)  "Code" shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.


     (g)  "Common Stock" shall mean the shares of the common stock, $1.00 par value, of the Company authorized and outstanding on the date of the adoption of the Plan.


     (h)  "Company" shall mean Phillips-Van Heusen Corporation, a Delaware corporation.


     (i)  "Corporate EBIT Goal" shall mean a dollar amount established by the Committee with respect to a Fiscal Year as provided in Section 8(a) of the consolidated net income of the Company and its Subsidiaries before interest and taxes, after
charges with respect to the Plan required by generally accepted accounting principles, before non-operating expenses and/or reserves, including but not limited to expenses and/or reserves for plant closings and/or restructurings, before any extra-ordinary items within the contemplation of generally accepted accounting principles, and with such additional modifications as the Committee shall determine at or prior to its determination referred to in Section 8(a).  Such net income shall be determined in accordance with generally accepted accounting principles consistently applied.


     (j)  "Corporate Executive Goal" shall mean a dollar amount established by the Committee with respect to a Fiscal Year which shall be equal to the aggregate of the Divisional Goals with respect to such Fiscal Year (as adjusted to eliminate duplication) minus the corporate and other expenses with respect to such Fiscal Year taken into account in determining the

Corporate EBIT Goal with respect to such Fiscal Year.


     (k)  "Corporate Executive Group" shall mean all of the following officers of the Company: Chief Executive Officer, Chief Financial Officer,

Treasurer, Controller, Vice President of Human Resources and Vice

President, Chief Information Officer and such other senior executive officers, if any, as the Committee shall determine at or prior to its determination referred to in Section 8(a).


     (l)  "Discharge for Cause" shall mean the termination of a

Participant's employment by the Company and its Subsidiaries by reason of

(i) the commission by such Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by such Participant of any act of moral turpitude, (iii) fraud,

dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty of such Participant to the Company and/or any one or more of its Subsidiaries, or (iv) continued alcohol or other substance abuse that renders such Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its

Subsidiaries.


     (m)  "Divisional Goal" shall mean a dollar amount established by the

Committee with respect to a Fiscal Year as provided in Section 8(a) of the net income of the operating division with respect to which such determination is made before interest and taxes, after charges with respect to the Plan required by generally accepted accounting principles and allocated to such operating division, before non-operating expenses and/or reserves, including but not limited to expenses and/or reserves for plant closings and/or restructurings, before any extraordinary items within the contemplation of generally accepted accounting principles, and with such additional modifications as the Committee shall determine at or prior to its determination referred to in Section 8(a).  Such net income shall be determined in accordance with generally accepted accounting principles consistently applied.

     (n)  "Exchange Act" shall mean the Securities Exchange Act of 1934 as in effect at the time with respect to which such term is used.


     (o)  The "Fair Market Value" of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on such date or (ii) if there is no sale of the

Common Stock on such Exchange on such date, the average of the bid and asked prices on such Exchange at the close of the market on such date.


     (p)  "Fiscal Year" shall mean the 52 or 53 week period ending on the

Sunday on or closest to January 31 of each calendar year on the basis of which the Company maintains its books and records.


     (q)  "Grant Value", as used with respect to a share of the Common

Stock and with respect to a Fiscal Year, shall mean the greater of (i) the average of the Fair Market Values of a share of the Common Stock at the close of trading on each business day included in the 90 day period ending on the last day of such Fiscal Year and (ii) 85% of the Fair Market Value thereof on the last business day of such Fiscal Year.


     (r)  "Participant" shall mean a senior executive employee of the

Company and/or one or more of its Subsidiaries who shall have become a

Participant hereunder as provided in Section 8(a).

     (s)  "Permanent Disability" shall mean a physical and/or mental condition of a Participant caused by a non-self-inflicted injury, illness or disease which, in the opinion of the Committee, based upon such medical evidence as the Committee shall reasonably determine, renders such

Participant unable to perform the duties and responsibilities of his or her position with the Company and its Subsidiaries and which will be permanent and continuous for the remainder of his or her life.


     (t)  "Person" shall mean any individual, partnership, firm, trust,

corporation or other similar entity, and when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a

"Person".


     (u)  "Restricted Stock Agreement" shall mean an agreement between the

Company and a Participant embodying the restrictions on the transfer of

Restricted Shares referred to in Section 10.


     (v)  "Stock Restrictions" shall mean the restrictions on the ability of a Participant to transfer Restricted Shares issued to such Participant hereunder referred to in Sections 10(a) and 10(b) and embodied in a

Restricted Stock Agreement between the Company and such Participant.


     (w)  "Subsidiary" shall have the meaning ascribed thereto by the provisions of section 424(f) of the Code.

     (x)  "Termination Without Cause" shall mean the termination of a

Participant's employment by the Company and all of its Subsidiaries at the request of the Company under circumstances which do not constitute

Discharge for Cause.


     3.   Effective Date of the Plan.  The Plan became effective on April
          --------------------------
18, 1995, by action of the Board, subject to ratification of the Plan at the 1995 Annual Meeting of the Stockholders of the Company.


     4.   Stock Subject to Plan.  600,000 of the authorized but unissued
          ---------------------
shares of the Common Stock are hereby reserved for issuance under the Plan;

provided, however, that the number of shares so reserved may from time to
- --------  -------
time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issuance under the Plan.  If any shares of the Common Stock issued under the Plan are reacquired by the Company as provided in Section

10(b), such shares shall again be available for the purposes of the Plan.


     5.   Committee.  The Plan shall be administered by a Committee which
          ---------
shall consist of two or more members of the Board both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(i)

promulgated under the Exchange Act and "outside directors" within the contemplation of section 162(m)(4)(C) of the Code.  The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee.  A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held.  Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.


     6.   Administration.  Subject to the express provisions of the Plan,
          --------------
the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the Corporate EBIT Goal, the Corporate

Executive Goal and the various Divisional Goals with respect to each Fiscal

Year, to determine the terms and provisions of the Restricted Stock

Agreements, to determine the Participants with respect to each Fiscal Year and to make all other determinations necessary or advisable for the administration of the Plan.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective

Participants, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant.  The Committee's determination on the matters referred to in this Section 6 shall be conclusive.  Any dispute or disagreement which may arise hereunder or under any Restricted Stock Agreement or as a result of or with respect to any

Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms thereof shall be final,

binding and conclusive.


     7.   Eligibility.  Participation in the Plan with respect to any
          -----------
Fiscal Year shall only be available to persons who are senior executive employees of the Company and/or one or more of its Subsidiaries on the date of the Committee's determination with respect to such Fiscal Year provided for in Section 8(a).


     8.   Calculation of Fiscal Year Awards.  (a)  The Committee shall, no
          ---------------------------------
later than 90 days after the commencement of each Fiscal Year, determine the senior executive employees of the Company and its Subsidiaries who will participate in the Plan with respect to such Fiscal Year, the Corporate

EBIT Goal and the Corporate Executive Goal which will be applicable with respect to such Fiscal Year and, in the case of each Participant who is not a member of the Corporate Executive Group, the Divisional Goal with respect to the operating division for which such Participant has responsibility.

The Committee shall promptly thereafter send written notice of such determination to the Board and the Chief Financial Officer of the Company

and, to the extent applicable to any Participant, to such Participant.


     (b)  The Committee shall, within 30 days after the receipt of the

Company's audited financial statements with respect to any Fiscal Year,

calculate the percentage of the Corporate EBIT Goal which has been achieved with respect to such Fiscal Year and, if such percentage is at least 100%, the percentage of the Corporate Executive Goal and of each Divisional Goal which has been achieved with respect to such

Fiscal Year and the amount of the Award which has been earned by each

Participant with respect to such Fiscal Year.  Each Participant's Award with respect to any Fiscal Year shall be determined in accordance with the provisions of Section 8(c) and, except as otherwise provided in Section

8(d), shall be the sum of the amount calculated with respect to him or her in accordance with the provisions of Section 8(c)(i) and whichever shall be applicable of Sections 8(c)(ii) and 8(c)(iii).  The Committee shall,

promptly after it has made such calculations, send written notice thereof to the Board and the Chief Financial Officer of the Company and, to the

extent applicable to any Participant, to such Participant.


     (c)  The amount of each Participant's Award with respect to each

Fiscal Year shall be the sum of the amounts calculated as follows:


          (i)  In the case of each Participant, if the Corporate EBIT Goal is achieved with respect to such Fiscal Year, an amount equal to 25%

     of his or her Base Compensation with respect to such Fiscal Year.


          (ii)  If at least 100% of the Corporate EBIT Goal is achieved with respect to such Fiscal Year, then, in the case of each

     Participant who shall be a member of the Corporate

     Executive Group on the date of the Committee's determination referred to in Section 8(a), (A) if at least 90% but less 95% of the Corporate

     Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 12-1/2% of his or her Base Compensation with respect to such

     Fiscal Year, (B) if at least 95% but less than 100% of the Corporate

     Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 18-3/4% of his or her Base Compensation with respect to such

     Fiscal Year, (C) if at least 100% but less than 105% of the Corporate

     Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 25% of his or her Base Compensation with respect to such

     Fiscal Year, (D) if at least 105% but less than 110% of the Corporate

     Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 31-1/4% of his or her Base Compensation with respect to such

     Fiscal Year, and (E) if at least 110% of the Corporate Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 37-

     1/2% of his or her Base Compensation with respect to such Fiscal Year.


          (iii)  If at least 100% of the Corporate EBIT Goal is achieved with respect to such Fiscal Year, then, in the case of each

     Participant who shall not be a member of the Corporate Executive Group on the date of the Committee's determination referred to in Section

     8(a), (A) if at least 90% but less 95% of his or her Divisional Goal is achieved
     with respect to such Fiscal Year, an amount equal to 12-1/2% of his or her Base Compensation with respect to such Fiscal Year, (B) if at least 95% but less than 100% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 18-3/4% of his or her Base Compensation with respect to such Fiscal Year, (C) if at least 100% but less than 105% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 25% of his or her Base Compensation with respect to such Fiscal Year, (D) if at least 105% but less than 110% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 31-1/4%

     of his or her Base Compensation with respect to such Fiscal Year, and

     (E) if at least 110% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 37-1/2% of his or her

     Base Compensation with respect to such Fiscal Year.


     (d) (i)  Notwithstanding the provisions of Section 8(c), if a

Participant shall not be entitled to an Award under the provisions of

Section 8(c)(i) with respect to any Fiscal Year (due to the fact that at least 100% of the Corporate EBIT Goal has not been achieved with respect to such Fiscal Year), then such Participant shall not be entitled to any Award with respect to such Fiscal Year under whichever shall be applicable to him or her of Sections 8(c)(ii) or 8(c)(iii).

     (ii)  If any Participant shall cease to be employed by the Company and all of its Subsidiaries prior to the end of any Fiscal Year, he or she shall not be entitled to receive an Award with respect to such Fiscal Year.




     9.   Settlement of Fiscal Year Awards.  The Company shall, no later
          --------------------------------
than 30 days after the date of the delivery to its Chief Financial Officer of the certification by the Committee referred to in Section 8(b) with respect to any Fiscal Year, deliver to each Participant who shall have received an Award hereunder with respect to such Fiscal Year and


          (a)  who shall be employed by the Company and/or one or more of its Subsidiaries on the date of such delivery or


          (b)  whose employment by the Company and all of its Subsidiaries shall have terminated after the end of such Fiscal Year by reason of any of the events referred to in Section 10(c),


a stock certificate, registered in the name of such Participant, with respect to the largest whole number of shares of the Common Stock which shall be equal to or less than the number derived by dividing the amount of such Participant's Award with respect to such Fiscal Year by the Grant

Value of a share of the Common Stock with respect to such Fiscal Year.

Each share of the Common Stock issued to a Participant referred to in clause (a) above shall be subject to an agreement between the Company and the Participant which will embody the terms and conditions of Section

     10.  Stock Restrictions.  (a)  Except as otherwise provided in this
          ------------------
Section 10 and in Section 12(b), each share of the Common Stock issued in accordance with the provisions of Section 9 (a "Restricted Share") to a

Participant referred to in clause (a) thereof may not be sold, assigned,

transferred or otherwise disposed of, and may not be pledged or hypothecated, prior to the last business day of the third Fiscal Year following the Fiscal Year during which the Award with respect to which it was issued was earned.


     (b)  Except as otherwise provided in Section 10(c), if the employment by the Company and all of its Subsidiaries of the Participant to whom

Restricted Shares have been issued shall terminate prior to the last business day of the third Fiscal Year following the Fiscal Year during which the Award with respect to which it was issued was earned, such

Restricted Shares shall be forfeited and he or she shall be obligated to redeliver such Restricted Shares to the Company immediately without the receipt of any consideration therefore.


     (c)  Anything herein to the contrary notwithstanding, the restrictions set forth in Sections 10(a) and 10(b) shall terminate as to all of the

Restricted Shares owned by a Participant which shall not have theretofore have been required to be redelivered to the Company upon the occurrence of any of the following events:

          (i)  Such Participant's employment by the Company and all of its

     Subsidiaries shall have terminated by reason of his or her death or

     Permanent Disability or on or after his or her 65th birthday or after the occurrence of a Change in Control.


          (ii)  Such Participant's employment by the Company and all of its

     Subsidiaries shall have terminated on or after his or her 55th birthday and prior to his or her 65th birthday and after he or she shall have completed at least ten years of employment with the Company and the Committee, on the recommendation of the Company's Chief

     Executive Officer, shall so determine.


          (iii)  Such Participant's employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her

     Termination Without Cause and the Committee, on the recommendation of the Company's Chief Executive Officer, shall so determine.


     (d)  Upon issuance of the certificate or certificates for Restricted

Shares in the name of a Participant, such Participant shall thereupon be a stockholder of the Company with respect to all the Restricted Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends and other distributions paid with respect to such Restricted Shares.

     (e)  Each Participant who is entitled to receive shares of the Common

Stock in accordance with the provisions of Section 9 shall


          (i)  represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account

     (unless there is then current a prospectus relating to such shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of such shares except in compliance with the provisions of said Act, and


          (ii)  agree that the Company may place on the certificates representing the shares or new or additional or different shares or securities distributed with respect to such shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such shares with the

     Transfer Agent(s) for the Common Stock.


In addition, if such shares shall be Restricted Shares, such Participant shall


          (iii)  agree that such Restricted Shares shall be subject to, and shall be held by him or her in accordance with, all of the applicable terms and considerations of the Plan, and


          (iv) at his or her option, (A) be entitled to make the election permitted under section 83(b) of the Code to include in gross income in the taxable year in which the Restricted Shares are transferred to him or her an amount equal to the Fair Market Value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of section 83(c)(1) of the Code, or (B) include in gross income the Fair

     Market Value of the Restricted Shares as of the date on which such restrictions lapse.


The foregoing agreement, representation and warranty shall be contained in an agreement in writing which shall be delivered by such Participant to the

Company.


     11.  Adjustment of Number of Shares.  In the event that a dividend
          ------------------------------
shall be declared upon the Common Stock payable in shares of the Common

Stock, the number of shares of the Common Stock then subject to any

Restricted Stock Agreement and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued (and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and ending on the date of issuance referred to in Section 9, the number of shares required to be issued) shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.  In the event that the outstanding shares of the Common




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




Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-

up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to a Restricted Stock

Agreement and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued (and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and the date of issuance referred to in Section

9, for each such share so required to be so issued), the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.  In the event that there shall be any change, other than as specified in this Section 11, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the

Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to a Restricted Stock Agreement and the number or kind of shares reserved for issuance in accordance with the provisions of the

Plan but not yet issued (and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and the date of issuance
referred to in Section 9, for each such share so required to be so issued,

the number or kind of shares required to be so issued), such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Restricted Stock Agreement entered into in accordance with the provisions of the Plan.  No adjustment or substitution provided for in this Section 11 shall require the Company to deliver a fractional share under the Plan or any Restricted Stock Agreement.


     12.  Withholding and Waivers.  (a)  Each Participant shall make such
          -----------------------
arrangements with the Company with respect to income tax withholding as the

Company shall determine in its sole discretion is appropriate to ensure payment of federal, state or local income taxes due with respect to the issuance and/or ownership of shares of the Common Stock issued hereunder and the release of the Stock Restrictions on Restricted Shares issued hereunder.  In the event of the death of a Participant, an additional condition to the Company's obligation to issue shares of the Common Stock to the executors or administrators of such Participant's estate in accordance with the provisions of Section 9 and to release the Stock

Restrictions provided hereunder on any Restricted Shares owned by such

Participant as provided in Section 10(b) shall be the delivery to the

Company of such tax waivers, letters testamentary and other documents as the Committee may reasonably determine.


     (b) A Participant may, in the discretion of the Committee and subject to such rules as the Committee may adopt, elect to satisfy his or her withholding obligation arising as a result of the release of the

Stock Restrictions with respect to any Restricted Shares, in whole or in part, by electing (an "Election") to deliver to the Company shares of the

Common Stock (other than shares of the Common Stock as to which the Stock

Restrictions (under this or any other agreement entered into in accordance with the Plan) shall not have theretofore terminated) having a Fair Market

Value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld.  Such Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.


     (c)  Each Election shall be subject to the following restrictions:


          (i)    The Election must be made on or prior to the Tax Date;


          (ii)   The Election shall be irrevocable;


          (iii)  The Election is subject to the approval of the Committee;


          (iv)   If the Participant's transactions in shares of the Common

     Stock are subject to the provisions of section 16(b) of the Exchange

     Act, an Election may not be made within six months of the date of the execution and delivery
     of the Restricted Stock Agreement governing such Restricted Shares.


          (v)  If the Participant's transactions in shares of the Common

     Stock are subject to the provisions of section 16(b) of the Exchange

     Act, the Election must be made (A) six months or more prior to the Tax

     Date or (B) during the period beginning on the third business date following the date of the release of the Company's quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.


     13.  No Employment Right.    Neither the existence of the Plan nor the
          -------------------
grant of any Awards hereunder shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such

Subsidiary.


     14.  Termination and Amendment of the Plan.  The Board may at any time
          -------------------------------------
terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further
           --------  -------
approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares which may be issued under the

Plan (as adjusted in accordance with the provisions of Section 11), or change the manner of calculating Awards or change the class of persons eligible to become Participants hereunder or withdraw the authority to administer the Plan from the Committee. Except as otherwise provided in Section 11, no termination or amendment of the Plan may, without the consent of the Participant to whom any Restricted Shares shall theretofore have been granted, adversely affect the rights of such

Participant with respect to such Restricted Shares.


     15.  Expiration and Termination of the Plan.  Unless the holders of a
          --------------------------------------
majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the Stockholders occurring on or prior to the date of the 1999 Annual Meeting of the Stockholders shall approve the continuation of the Plan after the 1999 Annual Meeting of the Stockholders

(for a term which shall not exceed five years from the date of such special or annual meeting at which such approval is obtained), no Awards shall be granted hereunder with respect to any Fiscal Year ending after January 30,

2000.




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